UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 30, 2008
Date of Report (Date of earliest event reported)
PORTOLA PACKAGING, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-95318	94-1582719

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
951 Douglas Road
Batavia, IL 60510
(Address of principal executive offices, including zip code)
(630)406-8440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation.
On June 30, 2008, the Company received a Notice of Default and Reservation of Rights from General Electric Capital Corporation (“GECC”) pursuant to the Fourth Amended and Restated Credit Agreement, dated January 16, 2004, as amended (the “Credit Agreement”). Under the Credit Agreement, the Company has a $60 million senior secured revolving line of credit. The Notice was prompted by the Company’s recent filing stating that the Company was investigating accounting irregularities at certain subsidiaries in China that may require restatement of these financial statements for approximately $2.5 million net over these periods, in total.
While reserving its rights and remedies under the Credit Agreement, GECC has been continuing to fund under the Credit Agreement. The Company has retained Peter J. Solomon Company and Gibson & Rechan, LLC to assist the Company in evaluating its alternatives, including potentially a restructuring of its funded debt obligations. Wayzata Investment Partners LLC made a $15 million term loan to the Company in April 2008. Discussions are underway with GECC and Wayzata Investment Partners LLC regarding restructuring alternatives, including without limitation possible forbearance arrangements that would allow the Company to pursue a balance sheet restructuring in the near term, to help minimize disruption to business operations.
Forward-Looking Statements
This current report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to the safe harbors created therein. The forward-looking statements include, but are not limited to, statements regarding the Company’s ability to negotiate the appropriate forbearance agreements, the likelihood that the Company completes any proposed balance sheet restructuring, including whether any such proposed restructuring is supported by the Company’s creditors, whether any proposed balance sheet restructuring would result in disruption to the Company’s ongoing operations and the Company’s expectations regarding its ability to complete future projects. These forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are subject to risks and uncertainties, including the risks that are from time to time included in the Company’s filings with the Securities and Exchange Commission. Actual results could differ materially from those set forth in the forward-looking statements. The Company undertakes no responsibility to publicly update or review any forward-looking statement, except as may be required by the federal securities laws.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Packaging, Inc.

Dated: July 7, 2008	By:	Kim Wehrenberg

/s/ Kim Wehrenberg

Kim Wehrenberg General Counsel and Secretary